Testing the Waters Materials Related to Series #SURFER4

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#SURFER4

'69 MARVEL SILVER SURFER #4 (1ST FIGHT VS THOR)

THIS INITIAL OFFERING IS COMING SOON!


9.8
SILVER SURFER

CURRENT VALUE: $80,000

OFFERING FOR THIS ASSET IS NOT YET SCHEDULED. CHECK BACK SOON

#SURFER4

'69 MARVEL SILVER SURFER #4 (1ST FIGHT VS THOR)

C.O.A. SPECS

FINANCIALS

Initial Offering Share Price	$8.00
Number of Shares	10,000
Initial Offering Market Cap.	$80,000
Storage Location	Rally

ASSET SPECIFICATIONS

Title	Silver Surfer #4
Store Date	January 31, 1969
Key Issue	Silver Surfer Fights Thor
Cover Price	$0.25
Publisher	Marvel
Writer(s)	Stan Lee
Cover Artist(s)	John Buscema
Penciller(s)	John Buscema, Howard Purcell
Inker(s)	John Buscema, Sal Buscema
Editor	Stan Lee
Rarity	1 of 24 (CGC 9.8)

CGC Cert #
1338636014

Title
Silver Surfer

Issue	Issue Date	Issue Year	Publisher
4	2/69	1969	Marvel Comics

Grade	Page Quality	Grade Date	Grade Category
9.8	OFF-WHITE TO WHITE	03/30/2016	Universal

Art Comments
Stan Lee story, John Buscema cover
John Buscema, Howard Purcell,
Sal Buscema and Paul Reinman art

Key Comments
Thor and Loki appearance.
Hulk, Thing and Hercules cameo.
Tales of the Watcher backup story.

DESCRIPTION OF SERIES 1969 SILVER SURFER #4

Investment Overview

- Upon completion of the Series #SURFER4 Offering, Series #SURFER4 will purchase a 1969 Silver Surfer #4 Comic Book published by Marvel graded CGC 9.8 as the Underlying Asset for Series #SURFER4 (The "Series 1969 Silver Surfer #4" or the "Underlying Asset" with respect to Series #SURFER4, as applicable), the specifications of which are set forth below.
- Silver Surfer is a Marvel hero created by Jack Kirby and first introduced in Fantastic Four #48 in March 1966.
- Thor is a Marvel hero first introduced in Venus #11 in July 1950.
- The Underlying Asset is a 1969 Silver Surfer #4 Comic Book published by Marvel graded CGC 9.8.

Asset Description

Overview & Authentication

- Marvel Comics is a comic book publishing and entertainment company founded in 1939 as Timely Productions.
- The Silver Surfer is an alien from the planet Zenn-La. He is over 1,000 years old and arrived on Earth originally to fight the Fantastic Four at the behest of Galactus, a powerful being who sought to take advantage of the resources of Earth. Eventually, the Surfer turned on Galactus, becoming a force for good on Earth, fighting alongside other Marvel heroes.
- Thor is the God of Thunder who came to Earth from his alien home of Asgard, eventually becoming a founding member of the Avengers.
- Silver Surfer #4 includes the first time Silver Surfer meets Thor. Thor's brother Loki convinces Silver Surfer to battle Thor.
- IGN named the Silver Surfer 41st on their list of the "Top 100 Comic Book Heroes."
- The movie Fantastic 4: Rise of the Silver Surfer was released in June 2007, depicting the Silver Surfer attacking the super group.
- The Underlying Asset has been authenticated by Certified Guaranty Company (CGC) an issued a grade of CGC 9.8 with certification No. 1338636014.

Notable Features

- The Underlying Asset is a 1969 Silver Surfer #4 Comic Book published by Marvel graded CGC 9.8.
- The Underlying Asset is 1 of 24 1969 Silver Surfer #4 Comic Book examples graded CGC 9.8 with none graded higher.

Notable Defects

- The Underlying Asset's condition is consistent with its condition grade from CGC.

Series 1969 Silver Surfer #4	
Title	Silver Surfer #4
Store Date	January 31, 1969
Key Issue	First time Silver Surfer meets Thor
Cover Price	$0.25
Publisher	Marvel
Writer(s)	Stan Lee
Cover Artist(s)	John Buscema
Penciller(s)	John Buscema, Howard Purcell
Inker(s)	John Buscema, Sal Buscema, Paul Reinman
Editor	Stan Lee
Rarity	1 of 24 (CGC 9.8)
Authentication	Certified Guaranty Company (CGC)
Grade	9.8
Certification No.	1338636014

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1969 Silver Surfer #4 going forward.

#SURFER4 | $80K

COMPARABLE ASSET VALUE



ASSET VALUE

+1007.4%

TRANSACTIONS

28

"It's Thor vs. the Silver Surfer in a battle that will truly shake the heavens!"

MY COMIC SHOP

On Silver Surfer #4

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#SURFER4

'69 MARVEL SILVER SURFER #4 (1ST FIGHT VS THOR)

Stan Lee's extraterrestrial creation known as the Silver Surfer arrived on Earth to do the bidding of the villainous Galactus, fighting the Fantastic Four before eventually turning on his former master. Though the Silver Surfer still found himself vulnerable to trickery when Loki convinced him to fight his brother Thor in Silver Surfer #4. #SURFER4 is a 1969 Silver Surfer #4 Comic Book graded CGC 9.8. Chronicling the first time the Silver Surfer crosses paths with Thor, #SURFER4 is in the top 0.7% of the CGC population.

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SURFER

#SURFER4 | *Visuals*

“SKY-RIDER OF THE SPACEWAYS!”

LAUNCH GALLERY ›

#SURFER4 | *Timeline*

Jan. 1939 — Stan Lee joins Timely Comics as an assistant. Timely Comics would eventually become Marvel Comics.

Mar. 1966 — The Silver Surfer makes his first appearance in Fantastic Four #48.

Aug. 1968 — In the first issue of the Silver Surfer's self-titled issue, Silver Surfer #1 is released.

Jan. 1969 — The Silver Surfer and Thor meet for the first time in Silver Surfer #4. #SURFER4 is printed.

Jun. 2007 — Fantastic 4: Rise of the Silver Surfer is released in theaters, depicting the Silver Surfer fighting the Fantastic 4.